10F-3 REPORT

                 HIGH INCOME OPPORTUNITY FUND INC.

        October 1, 2001 through September 30, 2002

                            Trade                                        % of
Issuer                       Date     Selling Dealer  Amount   Price Issue(1)

Standard Pacific Corp.    4/10/02   CS First Boston   $875,000 $99.200 3.33%A
9.250% due 4/15/12

Vintage Petroleum         4/25/02   DB Alex Brown    1,210,000 100.000 2.00B
8.250% due 5/1/12

Johnsondiversey Inc.      4/29/02   Goldman Sachs      520,000 100.000 1.00C
9.625% due 5/15/12

Avaya Inc.                3/22/02   CS First Boston  1,400,000  98.812 1.82D
10.000% due 5/15/09

Lyondell Chemical Co.    11/30/01   J.P. Morgan Chase  315,000  99.248 3.60E
9.500% due 12/15/08

Generale de Geophysique    2/5/02   RBC Dominnion Sec. 520,000 100.00  6.00F
10.625% due 11/15/07

Dana Corp.                 3/6/02  Bankof America Sec. 875,000  98.659 2.00G
10.125% due 3/15/10

Foamex L.P.               3/20/02   CS First Boston    870,000 100.00  1.67H
10.750% due 4/1/09

Rite Aid Corp.           11/14/01   J.P. Morgan Chase   90,000 100.00  0.46I
4.750% due 12/1/06

Allied Waste North America 11/15/01 J.P Morgan Chase 2,580,000 100.00 2.00J 8.500% due 12/1/08

GAP Inc.                 11/16/01   Goldman Sachs    1,720,000  99.769 2.00K
8.800% due 12/15/08

Revlon Consumer Products 11/19/01   Bear Stearns     2,950,000  96.569 4.68L
12.000% due 12/1/05


(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.

A - Includes purchases of $4,125,000 by other Smith Barney Mutual Funds.
B - Includes purchases of $5,790,000 by other Smith Barney Mutual Funds.
C - Includes purchases of $2,480,000 by other Smith Barney Mutual Funds.
D - Includes purchases of $6,600,000 by other Smith Barney Mutual Funds.
E - Includes purchases of $6,700,000 by other Smith Barney Mutual Funds.
F - Includes purchases of $2,480,000 by other Smith Barney Mutual Funds.
G - Includes purchases of $4,125,000 by other Smith Barney Mutual Funds.
H - Includes purchases of $4,130,000 by other Smith Barney Mutual Funds.
I - Includes purchases of $820,000 by other Smith Barney Mutual Funds.
J - Includes purchases of $12,420,000 by other Smith Barney Mutual Funds.
K - Includes purchases of $8,280,000,000 by other Smith Barney Mutual Funds. L - Includes purchases of $14,050,000 by other Smith Barney Mutual Funds.